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                                                                  Exhibit 23.1




Independent Auditor's Consent

We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-4 of our report dated January 25, 2000, appearing in the Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 1999 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Joint Proxy
Statement/Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
November 16, 2000